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                                                                     EXHIBIT 5.1


April 7, 2005

China Techfaith Wireless Communication Technology   DIRECT LINE: 2842 9522
Limited                                             E-MAIL:      bywlee@cdp.bm
3/F M8 West No. 1 Jin Xian Qiao East Road           OUR REF:     BL/M#709487/
Chao Yang District                                               D#183868(HK)
Beijing 100016                                      YOUR REF:
People's Republic of China

Dear Sirs

CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1 filed with the United States and Exchange Commission (the "Registration Statement" which term does not include any exhibits thereto).

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company (the "Shares") as described in the prospectus contained in the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "Registration Statement" which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") on 7 April, 2005; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

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China Techfaith Wireless Communication Technology Limited                  CD&P
7 April, 2005
Page 2

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the minutes of meetings of and written resolutions passed by directors and shareholders of the Company dated 18 March, 2005 respectively (collectively the "Minutes"), (3) the register of members of the Company updated as at 24 March, 2005, and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
(iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. Subject as mentioned below, this opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any document registered or filed with any governmental authority or public body without our prior express consent in writing save that this opinion may be filed as an exhibit to the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) The Company is duly incorporated and existing under the laws of the Cayman Islands.

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China Techfaith Wireless Communication Technology Limited                  CD&P
7 April, 2005
Page 3

(2) The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation", "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN, CAYMAN